SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2003

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattanville Road, Purchase, New York		10577

(Address of Principal Executive Offices)		(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattanville Road, Purchase, New York		10577

(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code:  (914) 933-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 91/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15 (d) as a result of such Notes. As of March 5, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 9. Regulation FD Disclosure.

     On March 8, 2004, certain members of senior management of R.H. Donnelley Corporation (the “Company”) are scheduled to make a presentation at a media industry conference sponsored by Bear Stearns & Co.

     During its presentation at that conference, management intends to present a slide presentation, a copy of which is attached hereto as exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/Robert J. Bush
Name: Robert J. Bush
Title: Vice President and General Counsel

R.H. Donnelley Inc.

	By:	/s/ Robert J. Bush
Name: Robert J. Bush
Title: Vice President and General Counsel
Date: March 8, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Slide presentation given on March 8, 2004.

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